SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                      ___________________________________

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                                FiberMark, Inc.
            ______________________________________________________
            (Exact name of registrant as specified in its Charter)


              Delaware                                     82-0429330
 ______________________________________             _______________________

(State of Incorporation or Organization)                (I.R.S. Employer
                                                       Identification No.)


    Brudies Road, Brattleboro, Vermont                    05302
_________________________________________          _______________________
 (Address of principal executive offices)               (Zip Code)


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If this Form relates to the                     If this Form relates to the
registration of a class of debt                 registration of a class of
of a class of debt securities                   debt securities and is to
and is effective upon filing pursuant           become effective
to General Instruction A (c)(1)                 simultaneously with the
please check the following box. ( )               effectiveness of a concurrent
                                                registration statement under
                                                the Securities Act of 1933
                                                pursuant to General
                                                Instruction A (c)(2) please
                                                check the following box. ( )
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Securities to be registered pursuant to section 12(b) of the Act:


  Title of each class                           Name of each exchange on which
  to be so registered                           each class is to be registered

  ___________________                           ______________________________

Common Stock, $ .001 Par Value                     New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

                                     None
______________________________________________________________________________
                               (Title of Class)
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ITEM 1.   Description of Registrant's Securities to be Registered.

          1.1 The capital stock of FiberMark, Inc. (the "Company" or "Registrant") to be registered on the New York Stock Exchange, Inc. (the "Exchange"), is the Registrant's Common Stock with a par value of $.001 per share. Holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. The holders of Common Stock will be entitled to such dividends as may be declared from time to time by the Board of Directors from funds legally available therefor, and will be entitled to receive pro rata all assets of the Company available for distribution to such holders upon liquidation. No shares of Common stock have any preemptive, redemptive or conversion rights or the benefits of any sinking fund.

ITEM 2.   Exhibits

          1. All exhibits required by Instruction II to Item 2 will be supplied to the Exchange.


                                   SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.




                                              FIBERMARK, INC.


Date:  April 3, 1997
                                              By:/s/ Bruce P. Moore
                                                 Bruce P. Moore
                                                 Vice President and
                                                   Chief Financial Officer
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